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                                                                     EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT



               THIS REGISTRATION RIGHTS AGREEMENT is made as of the 31st day of July, 1998, by and between Arbor Software Corporation, a Delaware corporation (the "COMPANY"), and each of the persons listed on Schedule A hereto (collectively, the "HOLDERS").

                                    RECITALS

               WHEREAS, the Company acquired all the outstanding shares of capital stock of AppSource Corporation, a Florida corporation ("APPSOURCE") in exchange for cash and shares of common stock (the "COMMON STOCK") of the Company (the "MERGER");

               WHEREAS, the parties hereto have determined that in light of the Company's recent offering of 4-1/2% Convertible Subordinated Notes due 2005 and in lieu of any registration rights (if any) of the Holders in connection with such offering it is in the best interests of the parties hereto to grant certain registration rights to the Holders as set forth herein; and

               NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

               1. Registration Rights. The Company covenants and agrees as follows:

                      1.1 Definitions. For purposes of this Section 1:

                             (a) The term "ACT" means the Securities Act of
1933, as amended.

                             (b) The term "1934 ACT" shall mean the Securities
Exchange Act of 1934, as amended.

                             (c) The term "LOCK-UP SHARES" for each Holder shall
mean 80% of the Registrable Securities held by such Holder on the date hereof.

                             (d) The terms "REGISTER," "REGISTERED," and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                             (e) The term "REGISTRABLE SECURITIES" means the
Common Stock of the Company issued to the Holders in the Merger, and any Common Stock of the Company issued as a dividend or other distribution with respect to such Common Stock.

                             (f) The term "RULE 144" shall mean Rule 144
promulgated under the Act, as amended, or any similar successor rule thereto that may be promulgated by the SEC.

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                             (g) The term "SEC" shall mean the Securities and
Exchange Commission.

                      1.2 Registration.

                             (a) The Company shall use all commercially
reasonable efforts to effect as soon as practicable a registration statement on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities owned by Holders so as to permit or facilitate the sale and distribution of up to 20% of Holder's Registrable Securities as are specified by such Holder in writing upon execution hereof, together with all or such portion of the Registrable Securities of any other Holders who have also specified in writing.

                             (b) Notwithstanding the foregoing, if the Company
shall furnish to the Holders a certificate signed by the Chief Financial Officer of the Company stating that in the good faith judgment of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer filing the registration statement referred to in Section 1.2(a) until such time as the Company believes in its good faith judgment that such filing would no longer be detrimental to the Company and its stockholders; provided, however, the Company shall not be obligated to effect any registration pursuant to this Section 1 if Form S-3 is not available for such offering by the Holders or if the Company has already effected one registration statement on Form S-3 for the Holders.

                      1.3 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall:

                             (a) Prepare and file with the SEC, a registration
statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, subject to the provisions below, use commercially reasonable efforts to, keep such registration statement effective until December 16, 1998 or, if earlier, until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Company advises the Holders in writing that the registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the registration statement and the related prospectus, the Company shall give notice to the Holders that the availability of the registration statement is suspended and the Holders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Holders have been informed in writing that the registration statement is available. The Company shall be entitled to exercise its right to suspend the availability of the registration statement for a period exceeding not more than sixty (60) days in



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any three (3) month period, not to exceed in the aggregate ninety (90) days in any twelve (12) month period. When selling Registrable Securities, a Holder shall follow the procedures set forth in Section 1.9 and may presume that no suspension is in effect if a trade is made in the manner described in that section.

                             (b) Subject to subsection 1.3(a), prepare and file
with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                             (c) Furnish to the Holders requesting registration
such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                             (d) Use commercially reasonable efforts to register
and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                      1.4 Information from Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company the information requested on Appendix 1.4 hereto, which shall include such information regarding himself or herself, the Registrable Securities held by him or her, and the intended method of disposition of such securities, and such other information as shall be reasonably requested by the Company and required to effect the registration of the Registrable Securities.

                      1.5 Expenses of Registration. All expenses of the Holders, except underwriting discounts (if any) or commissions, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees incurred by any Holders.

                      1.6 No Assignment of Registration Rights. The registration rights provided hereunder are not assignable.

                      1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                             (a) Each Holder will indemnify and hold harmless
the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other Holder



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selling securities in such registration statement and any controlling person of any such Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act or other federal or State law, in each case to the extent that such Violation is contained in any written information furnished by Holder for inclusion in such registration; and Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.7(a) exceed the net proceeds from the offering received by Holder.

                             (b) Promptly after receipt by an indemnified party
under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

                             (c) If the indemnification provided for in this
Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged



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untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                             (d) The obligations of each Holder under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                             (e) Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in an underwriting agreement (if any) entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                      1.8 Termination of Registration Rights. The registration rights provided in this Section 1 shall terminate with respect to a particular Holder if the Registrable Securities owned by such Holder have been held for the necessary holding period under Rule 144 and all shares of Registrable Securities held by such Holder may be sold pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this Section 1.8, the Company shall have the right to withdraw the registration statement, or any portion thereof, covering the Registrable Securities.

                      1.9 Notice by Selling Holders. Each Holder who intends to sell any or all of his shares of Registrable Securities pursuant to the provisions of this Section 1 shall give advance written notice to Larry Braverman, the Company's Vice President, Legal and General Counsel, of such intention and shall be free to sell any or all of his shares of Registrable Securities if such Holder has not received notice to the contrary within five
(5) business days of the receipt by Mr. Braverman of such written notice.

               2. Market Stand Off. Each Holder irrevocably agrees that he or she will not publicly announce any intention to and will not, without the prior written consent of the Company (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Lock-Up Shares or any securities convertible into, or exercisable or exchangeable for, the Lock-Up Shares, or
(ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock of the Company (whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery (A) of shares of Common Stock of the Company or securities convertible into, or exercisable or exchangeable for, Common Stock of the Company, (B) in cash or (C) otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by such person on December 16, 1997 or thereafter acquired, for a period beginning from the date hereof, and including December 16, 1998; provided, however, that such person may, without the prior written consent of the Company transfer Lock-Up Shares or such other securities of the



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Company to members of such person's immediate family or to trusts for the benefit of members of such person's immediate family or in connection with bona fide gifts; provided that any transferee agrees to the transfer restrictions described above.

               3. Miscellaneous.

                      3.1 General. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                      3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                      3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                      3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                      3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                      3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding a majority of the Registrable Securities.

                      3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                      3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.



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               IN WITNESS WHEREOF, the parties have executed this Registration
Rights Agreement as of the date first above written.


                                      ARBOR SOFTWARE CORPORATION:



                                      By: /s/ Stephen V. Imbler
                                         -------------------------------------
                                         Stephen V. Imbler
                                         Senior Vice President and Chief
                                         Financial Officer

                                      Address:
                                      Arbor Software Corporation
                                      1344 Crossman Avenue
                                      Sunnyvale, CA  94809



                                      HOLDERS:

                                      /s/ James Dixon
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      956 Stonecreek Court
                                      -----------------------------------------
                                      Longwood, FL 32779
                                      -----------------------------------------


                                      /s/ Daley Family Ltd., Richard Daley,
                                                             General Partner
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      4751 Rosewood Dr.
                                      -----------------------------------------
                                      Orlando, FL 32806
                                      -----------------------------------------


                                      /s/ Chris Dziekan
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      774 Spring Island Way
                                      -----------------------------------------
                                      Orlando, FL 32828
                                      -----------------------------------------


                                      /s/ Robert A. Boutilier
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      7429 Betty St.
                                      -----------------------------------------
                                      Winter Park, FL 32792
                                      -----------------------------------------

                                      /s/ Marc D. Batchelor
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      1894 Branchwater Trial
                                      -----------------------------------------
                                      Orlando, FL 32825
                                      -----------------------------------------


                                      /s/ Douglas A. Moran
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      5055 Canoni Place
                                      -----------------------------------------
                                      Cocoa, FL 32927
                                      -----------------------------------------


                                      /s/ Todd A. Vanhoozier
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      3355 Mission Lake Dr. #393
                                      -----------------------------------------
                                      Orlando, FL 32817
                                      -----------------------------------------


                                      /s/ Adrian J. Marshall
                                      -----------------------------------------
                                      Signature

                                      Address:

                                      13037 Mulberry Park Dr. #521
                                      -----------------------------------------
                                      Orlando, FL 32821
                                      -----------------------------------------

                                   SCHEDULE A



Marc D. Batchelor
Roger A. Boutilier
Daley Family Ltd.
James Dixon
Chris Dziekan
Adrian J. Marshall
Douglas A. Moran
Todd A. Vanhoozier




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                                  APPENDIX 1.4

                            STOCKHOLDER INFORMATION:

All information furnished below by the undersigned for use in the Registration Statement on Form S-3 is, and on the date such shares registered thereunder, will be true, correct, and complete in all material respects, and does not, and on the date on which the undersigned sells such shares, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. By completing and returning this information statement, the undersigned hereby consents to the use of his or her name, address, and share ownership information in the Form S-3 of Arbor Software Corporation.


A.   Date.

     Fill in Date:                                        ______________________


B.   Name.                                                         Print:

     Print and sign name or
     names exactly as name or                             ______________________
     names appear on share
     certificate. If                                      ______________________
     certificate is held in
     more than one name, all
     must sign.

                                                                    Sign:

                                                          ______________________

                                                          ______________________

C.  Address.

    Fill in your address:                                 ______________________

                                                          ______________________

                                                          ______________________

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D.   Stock Owned.

     Fill in number of shares               Of Record          Beneficially
     of Common Stock owned of
     record and benefically.                __________    ______________________




E.   Aggregate Number of Shares of Common Stock to be sold:

                      _____________ Shares


F.   Status.

     The undersigned is an individual ( ), partnership ( ), corporation ( ), or other, as more fully described below ( ). The undersigned is not acting in a fiduciary capacity or as a nominee in selling shares in the public offering, except as indicated below.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________